UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: July 26, 2017

COVISINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	001-36088	26-2318591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26533 Evergreen Road, Suite 500 Southfield, MI		48076
(Address of Principal Executive Offices)		(Zip Code)

(248) 483-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Covisint Corporation, a Michigan corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 5, 2017, with Open Text Corporation, a Canadian corporation (“OpenText”), and Cypress Merger Sub, Inc., a Michigan corporation and wholly owned subsidiary of OpenText (“Merger Sub”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of OpenText. On July 26, 2017, OpenText completed its acquisition of the Company pursuant to the Merger Agreement and the Company became a wholly owned subsidiary of OpenText.

At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, no par value per share (“Company Common Stock”), (other than shares owned by the Company or any of its subsidiaries or OpenText or any of its subsidiaries (including Merger Sub), which shall be cancelled) was automatically converted into the right to receive $2.45 in cash, less applicable withholding taxes, if any (the “Merger Consideration”).

As of the Effective Time, all Company Options (as defined in the Merger Agreement), Other Company Equity Based Awards (as defined in the Merger Agreement), Company Restricted Stock Awards (as defined in the Merger Agreement) and Company RSUs (as defined in the Merger Agreement) that were outstanding immediately prior to the Effective Time, whether vested or unvested, were cancelled by virtue of the Merger, without any action on the part of the holders thereof. Holders of vested Company Options and Other Company Equity Based Awards are entitled to receive a cash payment equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price of such Company Option or Other Company Equity Based Award and (2) the number of shares of Common Stock that may be acquired upon exercise of such Company Option or the number of shares subject to such Other Company Equity Award, as applicable, immediately prior to the Effective Time (the “Option and Other Company Equity Based Award Consideration”). Holders of unvested Company Options or Other Company Equity Based Awards are entitled to receive an amount in cash equal to the Option and Other Company Equity Based Award Consideration, subject to ongoing vesting requirements. Holders of Company Restricted Stock Awards and Company RSUs are entitled to the Merger Consideration in respect of each share underlying such Company Restricted Stock Award or Company RSU, subject to ongoing vesting requirements.

The total purchase price paid was approximately $103 million, without giving effect to related transaction fees and expenses. The funds used to consummate the Merger were funded by cash on hand.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2017 and the terms of which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2017, in connection with the consummation of the Merger, the Company notified The NASDAQ Global Select Market (the “NASDAQ”) that each outstanding share of Company Common Stock was cancelled and converted into the right to receive the Merger Consideration, and requested that the trading of Company Common Stock on the NASDAQ be suspended prior to market open on July 27, 2017. In addition, the Company requested that the NASDAQ file with the SEC a notification of removal from listing on Form 25 to delist Company Common Stock from the NASDAQ and to deregister Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting and deregistration will be effective on the tenth day following the filing of a Form 25 with the SEC.

The Company intends to file with the SEC a Form 15 notification of suspension of the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company Common Stock immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of OpenText.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Bernard M. Goldsmith, William O. Grabe, Lawrence David Hansen, Samuel M. Inman, III, Andreas Mai, John F. Smith and Jonathan Yaron resigned from his respective position as a member of the Company’s board of directors (the “Board”), and any committee thereof, effective as of the Effective Time. Immediately following the Effective Time and in accordance with the Company’s bylaws, the following directors were appointed to the Board: John Doolittle and Gordon Davies.

In connection with the Merger, Samuel M. Inman, III and Enrico Digirolamo left their respective positions as executive officers of the Company. John Doolittle became President and Treasurer of the Company, and Gordon Davies became Secretary of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s articles of incorporation were amended and restated in their entirety. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the press release, dated July 26, 2017, announcing the completion of the Merger pursuant to the Merger Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 5, 2017, among Covisint Corporation, Open Text Corporation and Cypress Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Covisint Corporation with the SEC on June 5, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Covisint Corporation.

3.2	Amended and Restated Bylaws of Covisint Corporation.

99.1	Press Release, dated July 26, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covisint Corporation

By:	/s/ John Doolittle
John Doolittle
President

Dated: July 26, 2017

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